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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64081) of Noven Pharmaceuticals, Inc., in the Registration Statement on Form S-8 (No. 333-90835) of Noven Pharmaceuticals, Inc. and in the Registration Statement on Form S-3 (No. 333-56293) of Noven Pharmaceuticals, Inc. our report dated January 26, 2001 relating to the financial statements Vivelle Ventures LLC which appears in this Form 10-K of Noven Pharmaceuticals, Inc.


PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 22, 2001